Exhibit 99.1

Perkins & Marie Callender's Inc.
6075 Poplar Avenue
Suite 800
Memphis, TN  38119

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Vivian H. Brooks
Phone:  508-347-2368

Perkins & Marie Callender’s Inc.
Reports Results for the Quarter Ended July 12, 2009

Memphis, TN, August 27, 2009 – Perkins & Marie Callender’s Inc. (together with its consolidated subsidiaries, the “Company” or “we”) is reporting today the financial results for its quarter ended July 12, 2009.

Highlights for the second quarter of 2009 as compared to the second quarter of 2008 were:

●
The Company’s second quarter results continue to show positive momentum in a difficult economic environment.  Net loss attributable to the Company decreased to $5.9 million from $8.1 million led principally by improved results at the Foxtail segment.  Total adjusted EBITDA, as defined below, increased by $2.2 million.

●	Although sales decreased by $1.0 million, Foxtail segment income increased by $3.0 million due to higher sales prices, lower commodity costs and operational improvements.
●
Restaurant segment income decreased by $80,000 as lower commodity and natural gas costs and focused cost controls largely offset lower comparable restaurant sales.  Comparable sales for the second quarter of 2009 decreased by 8.3% at Perkins Company-operated restaurants and by 5.3% at Marie Callender’s Company-operated restaurants.

●
Since the second quarter of 2008, the Company has closed one Perkins restaurant and acquired one Marie Callender’s restaurant from a franchisee.  Two Perkins franchised restaurants opened since the second quarter of 2008, and four Perkins franchised restaurants were closed.

J. Trungale, President and Chief Executive Officer of Perkins & Marie Callender’s Inc., commented, “Throughout the second quarter, we remained consistent in our efforts to provide high quality, positive dining experiences for our guests at both Perkins and Marie Callender’s, while maintaining labor efficiency and managing restaurant and administrative costs.  We have benefited from lower commodity costs and margin improvement through focused cost controls, including the chain-wide implementation of an improved food cost management tool.  At both Perkins and Marie Callender’s, we continued our efforts to attract non-traditional guests and drive additional traffic through a variety of value-driven promotions.  We remain focused on maintaining our margins and offering the consumer quality products at an attractive price.”

Second Quarter of 2009 Financial Results

Revenues in the second quarter of 2009 decreased 6.9% to $121.9 million from $131.0 million in the second quarter of 2008.  The decrease resulted from a $7.9 million decrease in sales in the restaurant segment, a $0.4 million decrease in revenues in the franchise segment and a $1.0 million decrease in sales in the Foxtail segment.  These decreases were partially offset by a $0.2 million increase in licensing and other revenues.

Food cost for the second quarter of 2009 decreased to 26.3% of food sales from 30.0% in the second quarter of 2008.  Restaurant segment food cost was down by 2.1% to 25.2% of food sales in the second quarter of 2009 due to menu price increases and decreased commodity costs, particularly eggs, dairy products and oils.  In the Foxtail segment, food cost decreased to 55.2% of food sales in the second quarter of 2009 from 72.9% in the second quarter of 2008, due to higher sales prices and lower commodity costs, particularly eggs and dairy products.

Labor and benefits costs, as a percentage of total revenues, increased by 0.6% to 33.6% in the second quarter of 2009 compared to the second quarter of 2008.  In the second quarter of 2009, a 0.7% increase in the restaurant segment resulted from higher employee benefits costs.  Labor and benefits costs in the Foxtail segment remained flat as compared to the second quarter of 2008.

Operating expenses for the second quarter of 2009 were $32.1 million, or 26.3% of total revenues, compared to $34.2 million, or 26.1% of total revenues in the second quarter of 2008.  Restaurant segment operating expenses increased by 1.1% to 28.9% of restaurant sales in the second quarter of 2009 due primarily to the decrease in revenues relative to fixed costs and increases in advertising expense for regional marketing efforts.  These increases were partially offset by lower utilities costs.  Operating expenses in the Foxtail segment decreased by $0.5 million to 10.5% of segment food sales due primarily to lower repair, maintenance and utilities costs.

General and administrative expenses were 8.3% of total revenues, an increase of 0.6% from the second quarter of 2008, despite a decrease in general and administrative spending.  The increase as a percentage of revenues is primarily due to the decrease in total revenues.

Depreciation and amortization was 4.6% and 4.4% of revenues in the second quarters of 2009 and 2008, respectively.

Interest, net was 8.3% of revenues in the second quarter of 2009, compared to 6.1% in the prior year’s second quarter.  The 220 basis point increase resulted mainly from an increase in the average effective interest rate on the Company’s debt to 11.5% following the refinancing in the third quarter of 2008.  The average effective rate was 9.5% during the second quarter of 2008.  Average debt outstanding was approximately $20.0 million higher during the second quarter of 2009 compared to the second quarter of 2008.

Other, net increased to $1.7 million of income in 2009 compared to income of $31,000 in 2008.  The 2009 income consists primarily of $1.6 million of gift card breakage related to Marie Callender’s gift cards sold.  On a year-to-date basis, the $2.7 million of income in 2009 represents both the aforementioned $1.6 million of Marie Callender’s breakage and $0.9 million of breakage related to Perkins gift cards sold that was recognized in the first quarter.  Both amounts represent the recognition of cumulative breakage since the inception of the respective gift card programs in 2005.

Adjusted EBITDA

The Company defines adjusted EBITDA as net income or loss before income taxes or benefits, interest expense (net), depreciation and amortization, asset impairments and closed store expenses, pre-opening expenses, management fees and other income and expense items unrelated to operating performance.  The Company considers adjusted EBITDA to be an important measure of performance from core operations because adjusted EBITDA excludes various income and expense items that are not indicative of the Company’s operating performance.  The Company believes that adjusted EBITDA is useful to investors in evaluating the Company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  The Company also believes that adjusted EBITDA is useful to investors in evaluating the Company’s operating performance compared to that of other companies in the same industry, as the calculation of adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, all of which may vary from one company to another for reasons unrelated to overall operating performance.  The Company’s calculation of adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.  Adjusted EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company’s operating performance or liquidity.  The following table provides a reconciliation of net loss to adjusted EBITDA:

	Second Quarter	Second Quarter	Year-to-Date	Year-to-Date
	Ended	Ended	Ended	Ended
(unaudited; in thousands)	July 12, 2009	July 13, 2008	July 12, 2009	July 13, 2008

Net loss attributable to Perkins & Marie Callender's Inc.	$(5,880)	(8,065)	(15,634)	(15,653)
Provision for income taxes	-	141	-	322
Interest, net	10,130	8,026	23,745	18,303
Depreciation and amortization	5,557	5,764	12,913	13,370
Asset impairments and closed store expenses	346	477	1,208	553
Pre-opening expenses	33	164	33	325
Management fees	721	825	1,937	1,926
Other items	(1,377)	17	(2,195)	529
Adjusted EBITDA	$9,530	7,349	22,007	19,675

About the Company

Perkins & Marie Callender’s Inc. operates two restaurant concepts:  (1) full-service family dining restaurants, which serve a wide variety of high quality, moderately-priced breakfast, lunch and dinner entrees, under the name Perkins Restaurant and Bakery, and (2) mid-priced, casual-dining restaurants specializing in the sale of pie and other bakery items under the name Marie Callender’s Restaurant and Bakery.  As of July 12, 2009, the Company owned and operated 163 Perkins restaurants and franchised 316 Perkins restaurants.  The Company also owned and operated 77 Marie Callender’s restaurants, two Callender’s Grill restaurants, an East Side Mario’s restaurant and 12 Marie Callender’s restaurants under partnership agreements.  Franchisees owned and operated 39 Marie Callender’s restaurants and one Marie Callender’s Grill.

Conference Call

Perkins & Marie Callender’s Inc. has scheduled a conference call for Thursday, September 3, 2009, at 10:00 a.m. (CDT) to review the second quarter 2009 earnings.  The dial-in number for the conference call is (866) 207-2203 and the access code number is 27466437.  A taped playback of this call will be available two hours following the call on Thursday, September 3, 2009, through midnight (CDT) on Wednesday, September 9, 2009.  The taped playback can be accessed by dialing (800) 642-1687 and by using access code number 27466437.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, written, oral or otherwise made, may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative thereof or other variations thereon or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections.  While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors affecting these forward-looking statements include, among others, the following:

•	the current U.S. economic recession, consumer preferences and demographic patterns, either nationally or in particular regions in which we operate;
•	our substantial indebtedness;
•	our liquidity and capital resources;
•	competitive pressures and trends in the restaurant industry;
•	prevailing prices and availability of energy, raw materials, food, supplies and labor;
•	a failure to obtain timely deliveries from our suppliers or other supplier issues;
•	our ability to successfully implement our business strategy;
•	relationships with franchisees and financial health of franchisees;
•	legal proceedings and regulatory matters; and
•	our development and expansion plans.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

PERKINS & MARIE CALLENDER’S INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands)

	Second Quarter	Second Quarter	Year-to-Date	Year-to-Date
	Ended	Ended	Ended	Ended
	July 12, 2009	July 13, 2008	July 12, 2009	July 13, 2008
REVENUES:
Food sales	$115,061	123,953	275,938	297,421
Franchise and other revenue	6,815	7,013	15,191	15,945
Total revenues	121,876	130,966	291,129	313,366
COSTS AND EXPENSES:
Cost of sales (excluding depreciation shown below):
Food cost	30,301	37,159	73,275	87,561
Labor and benefits	40,904	43,199	96,229	102,688
Operating expenses	32,072	34,168	77,773	81,121
General and administrative	10,129	10,098	24,218	25,115
Depreciation and amortization	5,557	5,764	12,913	13,370
Interest, net	10,130	8,026	23,745	18,303
Asset impairments and closed store expenses	346	477	1,208	553
Other, net	(1,716)	(31)	(2,677)	(90)
Total costs and expenses	127,723	138,860	306,684	328,621
Loss before income taxes	(5,847)	(7,894)	(15,555)	(15,255)
Provision for income taxes	-	(141)	-	(322)
Net loss	(5,847)	(8,035)	(15,555)	(15,577)
Less: net earnings attributable to noncontrolling interests	33	30	79	76
Net loss attributable to Perkins & Marie Callender's Inc.	$(5,880)	(8,065)	(15,634)	(15,653)

PERKINS & MARIE CALLENDER’S INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par and share amounts)
	July 12,	December 28,
	2009	2008
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$2,436	4,613
Restricted cash	7,400	10,140
Receivables, less allowances for doubtful accounts of $1,001 and $954 in 2009 and 2008, respectively	16,427	21,386
Inventories	12,438	12,300
Prepaid expenses and other current assets	5,185	2,996
Total current assets	43,886	51,435

PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of $133,468 and $125,951 in 2009 and 2008, respectively	84,471	93,500
INVESTMENT IN UNCONSOLIDATED PARTNERSHIP	40	48
GOODWILL	9,836	9,836
INTANGIBLE ASSETS, net of accumulated amortization of $21,232 and $19,963 in 2009 and 2008, respectively	149,578	150,847
OTHER ASSETS	17,138	17,842
TOTAL ASSETS	$304,949	323,508

LIABILITIES AND EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$13,008	18,295
Accrued expenses	40,206	47,040
Franchise advertising contributions	5,881	5,316
Current maturities of long-term debt and capital lease obligations	368	382
Total current liabilities	59,463	71,033

LONG-TERM DEBT, less current maturities	322,882	316,534
CAPITAL LEASE OBLIGATIONS, less current maturities	13,506	13,715
DEFERRED RENT	16,094	15,343
OTHER LIABILITIES	19,464	17,741

EQUITY (DEFICIT):
Common stock, $.01 par value; 100,000 shares authorized;
10,820 issued and outstanding	1	1
Additional paid-in capital	149,851	149,851
Accumulated other comprehensive income (loss)	20	(4)
Accumulated deficit	(276,555)	(260,921)
Total stockholder's investment (deficit)	(126,683)	(111,073)
Noncontrolling interests	223	215
Total equity (deficit)	(126,460)	(110,858)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$304,949	323,508

PERKINS & MARIE CALLENDER’S INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Year-to-Date	Year-to-Date
	Ended	Ended
	July 12, 2009	July 13, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,555)	(15,577)

Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	12,913	13,370
Asset impairments	434	517
Amortization of debt discount	829	178
Other non-cash income and expense items	(2,344)	(180)
Loss on disposition of assets	774	36
Equity in net loss of unconsolidated partnership	8	10
Net changes in operating assets and liabilities	(493)	1,107
Total adjustments	12,121	15,038
Net cash used in operating activities	(3,434)	(539)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,316)	(11,666)
Proceeds from sale of assets	490	-
Net cash used in investing activities	(3,826)	(11,666)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from terminated revolver	-	21,200
Repayment of terminated revolver	-	(25,000)
Proceeds from Revolver	18,248	-
Repayment of Revolver	(12,719)	-
Repayment of term loan	-	(750)
Repayment of capital lease obligations	(223)	(242)
Repayment of other debt	(10)	(10)
Debt financing costs	(142)	(1,056)
Lessor financing of new restaurants	-	2,286
Distributions to noncontrolling interest holders	(71)	(224)
Repurchase of equity ownership units in P&MC's Holding LLC	-	(185)
Net cash provided by (used in) financing activities	5,083	(3,981)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,177)	(16,186)

CASH AND CASH EQUIVALENTS:
Balance, beginning of period	4,613	19,032
Balance, end of period	$2,436	2,846